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Baldwin Technology Company, Inc.
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TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders
PROXY STATEMENT
VOTING SECURITIES
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
MANAGEMENT
BOARD OF DIRECTORS
Director Compensation
AUDIT COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR ENDED JUNE 30, 2009
OUTSTANDING EQUITY AWARDS AT JUNE 30, 2009
VESTING SCHEDULE FOR UNVESTED RSAs AND PSAs
OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL YEAR ENDED JUNE 30, 2009
PENSION BENEFITS (SUPPLEMENTAL RETIREMENT BENEFITS -- SERPs)
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
GENERAL
SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE
ANNUAL REPORT ON FORM 10-K
OTHER INFORMATION

BALDWIN TECHNOLOGY COMPANY, INC.

2 Trap Falls Road
Suite 402
Shelton, CT 06484

Notice of Annual Meeting of Stockholders
To Be Held November 10, 2009

To the Stockholders:

The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the “Company”) will be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut, on Tuesday, the 10th day of November, 2009 at 10:00 a.m., Eastern Standard Time, for the following purposes:

1. To elect two Class I Directors to serve for three-year terms or until their respective successors are duly elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record as of the close of business on September 30, 2009, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company.

By Order of the Board of Directors.

Helen P. Oster
Secretary

Shelton, Connecticut
October 13, 2009

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 10, 2009.

The SEC has adopted new rules requiring proxy materials to be posted on the Internet. While the Company is continuing to mail a full set of proxy materials to all its stockholders, the Baldwin Technology Company, Inc. Proxy Statement for the 2009 Annual Meeting of Stockholders, Proxy Cards, the Fiscal 2009 Annual Report to Stockholders and Report on Form 10-K are also available free of charge at
http://www.annualmeeting.baldwintech.com.

BALDWIN TECHNOLOGY COMPANY, INC.

PROXY STATEMENT

Shelton, Connecticut
October 13, 2009

The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the “Company” or “Baldwin”), for use only at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on the 10th day of November, 2009 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 13, 2009.

Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose. At the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matter to be presented for action at the meeting.

With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Except for the election of Directors, abstentions may be specified on all proposals and will be counted as present for the purposes of determining the existence of a quorum regarding the item on which the abstention is specified. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for any purpose in determining whether a matter has been approved.

The required votes for the election of Directors is described below under the caption “Voting Securities.”

With respect to any other matter requiring action at the meeting, the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock, par value $0.01 per shares (the “Class A Common Stock”), and Class B Common Stock, par value $0.01 per shares (the Class B Common Stock”), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one (1) vote per share and each share of Class B Common Stock having ten (10) votes per share, is required for the approval of any such matter.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2009 Annual Meeting

The U.S. Securities and Exchange Commission, or SEC, recently adopted new e-proxy rules that require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet

Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report for the fiscal year ended June 30, 2009) online, we are also mailing a full set of our proxy materials to our stockholders by mail. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. We believe that mailing a full set of proxy materials will help ensure that a majority of our outstanding Class A and Class B Common Stock is present in person or represented by proxy at our meeting. We also hope to help maximize stockholder participation. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our stockholders in the future.

The Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders, Proxy Cards, the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2009 and Report on Form 10-K are available at http://www.annualmeeting.baldwintech.com.

We are mailing a full set of our printed proxy materials to stockholders of record on or about October 13, 2009. On this date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the web site referred to above. These proxy materials will be available free of charge.

VOTING SECURITIES

The Board of Directors has fixed the close of business on September 30, 2009 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 30, 2009 consisted of 14,573,919 shares of Class A Common Stock and 1,092,555 shares of Class B Common Stock.

With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the seven Directors that will constitute the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock as of the record date. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock as of the record date, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 30, 2009, the number of outstanding shares of Class B Common Stock constituted approximately 7% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, are entitled to elect five of the seven Directors that will constitute the entire Board of Directors.

Except with respect to the election or removal of Directors and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one (1) vote per share and each share of Class B Common Stock having ten (10) votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of a majority in number of the total outstanding shares of stock of the Company entitled to vote at such meeting.

With respect to the election or removal of Directors and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of each such class is constituted by the presence, in person or by proxy, of holders of a majority in number of the total outstanding shares of such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the votes thereon.

CORPORATE GOVERNANCE

Board Independence

The Board has determined that Mr. Mark T. Becker, Mr. Rolf Bergstrom, Ms. Judith A. Mulholland, Mr. Ronald B. Salvagio and Mr. Claes Warnander are independent directors (“Independent Directors”) under the listing standards of the New York Stock Exchange Amex (“NYSE Amex”) and the Securities and Exchange Commission (“SEC”). Mr. Gerald A. Nathe and Mr. Karl S. Puehringer, employees of the Company, and Mr. Samuel B. Fortenbaugh III, counsel to the Company, are not considered independent directors. The Independent Directors have elected Mr. Rolf Bergstrom as the Lead Director.

Code of Conduct and Business Ethics

The Company adopted a revised Code of Conduct and Business Ethics (the “Code”) in August 2009, replacing the previous Code of Business Ethics adopted in August 2008. The Code has been distributed to all directors and employees. Written acknowledgment of understanding and compliance is required of all directors, executive officers, senior managers and financial staff annually. The current version of the Code is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

Board Statement of Principles

The Board has adopted a Statement of Principles, which, as most recently updated in June 2009, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

Committee Charters

The Board of Directors first adopted written charters for the Audit, Compensation and Executive Committees of the Board in 2001. Each of those charters are reviewed annually, and amended if necessary. The Audit Committee Charter was most recently updated in June 2009, and the Compensation Committee charter was most recently updated in February 2009. In addition, the Board of Directors established a Nominating Committee and adopted a written charter for that Committee in February 2009. All the charters, as amended, are posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

Board and Committee Attendance

During fiscal year 2009, each director attended at least 75% of the aggregate number of meetings of the Board and Committees on which he or she served. All of the directors who were serving as directors at the time attended the Company’s 2008 Annual Meeting of Stockholders held on November 11, 2008. Directors are expected, but not required, to attend the 2009 Annual Meeting of Stockholders. The Board of Directors and the Audit and Compensation Committees each hold meetings on at least a quarterly basis, the Nominating Committee meets at least twice a year, and the Independent Directors meet as often as necessary to fulfill their responsibilities, including meeting at least annually in executive session without the presence of non-independent directors and management.

Executive Committee

The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 2009, the Executive Committee held one (1) meeting. The Executive Committee presently consists of Gerald A. Nathe (Chairman), Karl S. Puehringer, Samuel B. Fortenbaugh III and Claes Warnander. The charter of the Executive Committee, as most recently amended in February 2009, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

Audit Committee

The Audit Committee assists the Board in ensuring the quality and integrity of the Company’s financial statements, and that a proper system of accounting, internal controls and reporting practices are maintained by the

Company. During the fiscal year ended June 30, 2009, the Audit Committee held nine (9) regular meetings. The Audit Committee presently consists of Ronald B. Salvagio (Chairman), Mark T. Becker and Rolf Bergstrom. The charter of the Audit Committee, as most recently amended in June 2009, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section. The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the SEC and the NYSE Amex and that Messrs. Salvagio and Becker both qualify as “Audit Committee Financial Experts”.

Compensation Committee

The Compensation Committee has the responsibility for, among other things, reviewing and making recommendations to the full Board concerning compensation and benefit arrangements for the executive officers of the Company, other than the Chief Executive Officer. The Compensation Committee also administers the Company’s 2005 Equity Compensation Plan (the “2005 Plan”). During the fiscal year ended June 30, 2009, the Compensation Committee met five (5) times and acted by unanimous written consent two (2) times. The Compensation Committee presently consists of Claes Warnander (Chairman), Mark T. Becker (who served as Chairman of the Committee until August 2009) and Judith A. Mulholland. The charter of the Compensation Committee, as most recently amended in February 2009, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section. The Board of Directors has determined that all of the current members of the Committee are “independent” as defined by the rules of the SEC and the NYSE Amex. See also “Role of Compensation Committee” in the Compensation Discussion and Analysis section below.

Nominating Committee

The Nominating Committee assists the Board in achieving the highest possible level of performance in fulfilling its oversight responsibilities. The Nominating Committee is responsible for implementing processes to assess the Board and its committees, and reviews the Board’s required status, experience, mix of skills and other qualities to assure appropriate Board composition. During the fiscal year ended June 30, 2009, the Nominating Committee met two (2) times. The Nominating Committee presently consists of Rolf Bergstrom (Chairman), Mark T. Becker, Judith A. Mulholland, Ronald B. Salvagio and Claes Warnander. The charter of the Nominating Committee as adopted in February 2009 is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Independent Directors

The Independent Directors set compensation for the Chief Executive Officer. During the fiscal year ended June 30, 2009, the Independent Directors met four (4) times. The Independent Directors are Mark T. Becker, Rolf Bergstrom (who currently serves as Lead Director), Judith A. Mulholland (who served as Lead Director until November 2008), Ronald B. Salvagio and Claes Warnander. The Statement of Principles (Charter) of the Board of Directors, as most recently amended in June 2009 and which sets forth in more detail the duties and responsibilities of the Board and the Independent Directors, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance section.

Stockholder Communications with Directors

Any stockholder wishing to communicate with the Board or a specified individual director may do so by contacting the Company’s Corporate Secretary, in writing, at the corporate address listed on the notice to which this proxy statement is attached, or by telephone at (203) 402-1000. The Corporate Secretary will forward to the Board or the specified director a written, e-mail or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

The Board Nomination Process

The Company established a Nominating Committee in February 2009 comprised of all the Independent Directors. The Lead Director serves as the Chairman of the Nominating Committee.

The Nominating Committee will implement processes to assess the Board and its committees and review the Board’s required status, experience, mix of skills and other qualities to assure appropriate Board composition. The Nominating Committee will evaluate the qualifications of candidates for Board membership and recommend to the Board nominees for open or newly created director positions. The Committee will periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Board, and submit to the Board on an annual basis a report summarizing its conclusions regarding these matters.

The Nominating Committee will consider director candidates recommended by stockholders as long as such recommendations are received at least 120 days before the stockholders meet to elect directors. Accordingly, stockholders who wish to recommend for consideration by the Nominating Committee a prospective candidate for election to the Board at the 2010 Annual Meeting of Stockholders may do so by notifying the Corporate Secretary in writing at the corporate address listed on the notice to which this proxy statement is attached no later than July 11, 2010. The Corporate Secretary will pass all such stockholder recommendations on to Mr. Bergstrom, the Lead Director (and Chair of the Nominating Committee) for consideration by the Nominating Committee. Any such recommendation should provide whatever supporting material the stockholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating Committee to make an initial determination as to whether the candidate satisfies the Board membership criteria set out in the Board of Directors’ Statement of Principles. All candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates. No stockholder recommendations of director candidates were received by the Nominating Committee or the Independent Directors during the Company’s fiscal year ended June 30, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 2009 (except where otherwise noted) based on a review of information filed with the U.S. Securities and Exchange Commission (“SEC”) and the Company’s stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company or former executive officer named in the Summary Compensation Table, and (d) all executive officers and Directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

	Beneficial Ownership
	Amount and Nature of
Name and Address	Ownership				Percent of
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B

Gabelli Asset Management, Inc.(2) One Corporate Center Rye, New York 10580	1,772,130		0		12.20%	—
Dimensional Fund Advisors LP(3) Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	952,247		0		6.56%	—
Wellington Management Company, LLP(4) 75 State Street Boston, Massachusetts 02109	881,819		0		6.07%
Akira Hara(5) Baldwin Japan Limited MS Shibaura Bldg. 4-13-23 Shibaura, Minato-ku Tokyo 108-0023, Japan	527,935	(7)	463,136		3.52%	40.54%
Gerald A. Nathe(6) Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484	552,185	(7)(8)(9)	198,338	(10)	3.71%	17.36%
Karl S. Puehringer(6) Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484	407,288	(7)(9)	1,800		2.78%	*
Jane G. St. John(11) P.O. Box 3236 Blue Jay, California 92317	358,839		264,239		2.42%	24.19%
John P. Jordan Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484	140,224		800		*	*

	Beneficial Ownership
	Amount and Nature of
Name and Address	Ownership				Percent of
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B

Ralph R. Whitney, Jr. Hammond Kennedy Whitney & Co., Inc. 420 Lexington Avenue — Suite 402 New York, New York 10170	127,799		100,000		*	8.75%
Judith A. Mulholland(6) 4324 Snowberry Lane Naples, Florida 34119	108,070	(7)(12)	0		*	—
Shaun J. Kilfoyle Baldwin Technology Company, Inc. 14600 West 106th Street Lenexa, Kansas 66215	96,500	(7)	0		*	—
Samuel B. Fortenbaugh III(6) 630 Fifth Avenue, Suite 1401 New York, New York 10111	56,692	(7)	106		*	*
Mark T. Becker(6) Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, FL 33486	45,799	(7)	0		*	—
Rolf Bergstrom(6) Sodra Villagatan 6 23735 Bjarred, Sweden	40,799	(7)	0		*	—
Claes Warnander(6) 1310 N. Ritchie Court Unit 12B Chicago, Illinois 60610	20,465		0		*	—
Ronald B. Salvagio(6) 7108 Lemuria Circle #202 Naples, Florida 34109	14,388		0		*	—
All executive officers and directors of the Company as a group (including 9 individuals, named above)	1,481,760	(7)(8)(9)(12)	201,044	(10)	9.82%	17.60%

*	= Less than 1%.

(1)	Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount of shares shown as Class A Common Stock held by a beneficial owner in the table above includes those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner.

(2)	Amount and Nature of Ownership is based on Amendment No. 22 to a Schedule 13D filed on March 4, 2009 with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner, an investment advisor, as of December 31, 2008; Percent of Class is calculated based on information set forth in said filing and the Class A Common Stock outstanding on the record date.

(3)	Amount and Nature of Ownership is based on Amendment No. 2 to a Schedule 13G filed on February 9, 2009 with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, on behalf of certain funds as of December 31, 2008; Percent of Class is calculated based on information set forth in said filing and the Class A Common Stock outstanding on the record date.

(4)	Amount and Nature of Ownership is based on a Schedule 13G filed on February 17, 2009 with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, on behalf of its client, Wellington Trust Company, NA, as of December 31, 2008; Percent of Class is calculated based on information set forth in said filing and the Class A Common Stock outstanding on the record date.

(5)	Includes shares owned by A-Plus, Inc., a private company owned by Mr. Hara.

(6)	Member of the Board of Directors of the Company.

(7)	Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows: Mr. Nathe, 140,000 shares; Mr. Puehringer, 115,000 shares; Mr. Kilfoyle, 61,000 shares; Mr. Fortenbaugh, 24,000 shares; Ms. Mulholland, 24,000 shares; Mr. Becker, 18,000 shares; Mr. Bergstrom, 10,000 shares; Mr. Hara, 5,000 shares; and as to all executive officers and Directors of the Company as a group, 397,000 shares.

(8)	Includes 21,000 shares of Class A Common Stock held jointly with Patricia A. Nathe, wife of the beneficial owner; includes 35,000 shares held in a trust for the benefit of Mr. Nathe’s spouse; does not include 160,000 shares which may be issued pursuant to Mr. Nathe’s employment agreement with the Company as more fully described in the Employment Agreements section below.

(9)	Includes shares held in the respective accounts of the beneficial owners in the Company’s profit sharing and savings plan, as of August 31, 2009, as follows: Mr. Nathe, 12,847 shares and Mr. Puehringer, 10,490 shares.

(10)	Includes 100,000 shares held in a trust for the benefit of Patricia Nathe, wife of the beneficial owner, and 98,338 shares held in a trust for the benefit of Mr. Nathe.

(11)	Amount of Ownership shown in table is as of September 30, 2009 and includes 94,600 shares of Class A Common Stock held by Mr. and Mrs. St. John as Trustees under a family trust; includes 3,375 shares of Class B Common Stock held of record by a trust for the benefit of John St. John, husband of the beneficial owner, 46,932 shares of Class B Common Stock held of record by a trust for the benefit of Mr. and Mrs. St. John, and 213,932 shares of Class B Common Stock held of record by a trust for the benefit of the beneficial owner.

(12)	Includes 3,750 shares held jointly with Robert Mulholland, husband of the beneficial owner.

To the knowledge of the Company, no arrangement exists the operation of which might result in a change in control of the Company.

ELECTION OF DIRECTORS

Under the Company’s Certificate of Incorporation, the Board of Directors (the “Board”) is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently eight members of the Company’s Board of Directors; however, the Board has voted to reduced the size of the Board to seven members following the retirement of Judith A. Mulholland, effective immediately preceding the 2009 Annual Meeting of Stockholders.

Mark T. Becker and Ronald B. Salvagio, Class II Directors (and Judith A. Mulholland, a Class I Director, who is not standing for re-election) were elected by a plurality vote of the outstanding shares of Class A Common Stock. Samuel B. Fortenbaugh III and Rolf Bergstrom, Class I Directors, Gerald A. Nathe, a Class II Director, and Karl S. Puehringer and Claes Warnander, Class III Directors, were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

At this year’s Annual Meeting, two Directors will be elected to Class I. If elected, their terms will expire at the Annual Meeting to be held in 2012. Samuel B. Fortenbaugh III and Rolf Bergstrom, who are currently Class I Directors, have been nominated to serve as Class I Directors. Messrs. Fortenbaugh and Bergstrom have consented to being named in this proxy statement and will each serve as a Director, if elected. Messrs. Fortenbaugh and Bergstrom may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.

The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of the nominee who is unable to serve.

Set forth below are the names of all continuing Directors and nominees and certain biographical information with respect to each such continuing Director and nominee.

Nominees for election at the 2009 Annual Meeting:

CLASS I

Samuel B. Fortenbaugh III, age 75, practices law. He is a former Chairman of Morgan Lewis & Bockius LLP, an international law firm, where he was a senior partner from 1980 until 2001 and a senior counsel from 2001 until 2002. He has served as a Director of the Company since 1987. Mr. Fortenbaugh also served as a director and Chair of the Compensation Committee of Security Capital Corporation, an employer cost containment and health services and educational services company, until September 13, 2006 when that entity was acquired in a merger.

Rolf Bergstrom, age 67, has served as a Director of the Company since 2003. Mr. Bergstrom has owned and operated since 1998 a consulting firm, Bergstrom Tillvaxt AB, a company specializing in strategic planning, managed growth and restructuring companies.

The Board unanimously recommends a vote “FOR” each of the persons nominated to serve as Class I Directors.

CLASS II (Terms will expire at the 2010 Annual Meeting)

Mark T. Becker, age 50, has served as a Director of the Company since 2001. Since March 2008, Mr. Becker has been Vice President of Sun Capital Partners, Inc., a private investment firm. From April 2007 until February, 2008, Mr. Becker was the Chief Operating Officer and Chief Financial Officer of Havells Sylvania, an international subsidiary of Havells India, Ltd., a Delhi based manufacturer of electronic switchgear and lighting products, listed on the India National and Mumbai stock exchanges. From May 2004 through April 2007 when the business was sold to Havells, Mr. Becker was the Chief Financial Officer of SLI Holdings International LLC, a manufacturer of Sylvania lighting systems.

Gerald A. Nathe, age 68, has been a Director of the Company since 1987 and has served as Chairman of the Board of the Company since February 1997. He was Chief Executive Officer from October 1995 through November 2001 and from October 2002 through June 2007. He was President of the Company from August 1993 through March 2001 and from October 2002 through June 2005.

Ronald B. Salvagio, age 66, has served as a Director of the Company since June 2006. Since 2001, Mr. Salvagio has been President of PRSM, Inc., a management consulting firm. He served as managing partner — corporate finance of Accenture, a global management consulting and technology services company from 1997 until 2001.

CLASS III (Terms will expire at the 2011 Annual Meeting)

Karl S. Puehringer, age 44, has served as a Director of the Company since June 2006. He was elected Chief Executive Officer of the Company on July 1, 2007. He also currently serves as President of the Company, an office he has held since July 2005. From July 2005 to July 2007, he was the Chief Operating Officer of the Company. From November 2001 through June 2005, Mr. Puehringer was a Vice President of the Company, responsible primarily for the Company’s European operations.

Claes Warnander, age 66, has served as a Director of the Company since November 2007. From June of 2005 until his retirement in July 2008, Mr. Warnander served as Chairman of Haldex China, a subsidiary of Haldex, A.B.. He was President and CEO of Haldex, A.B., a Swedish company, providing systems to the global vehicle industry, from 1988 to 2005. Haldex A.B. is listed on the Swedish Stock Exchange.

MANAGEMENT

Directors and Executive Officers

The Directors and executive officers of the Company are as follows:

Name	Position

Gerald A. Nathe	Chairman of the Board and Director(1)
Karl S. Puehringer	President, Chief Executive Officer and Director(1)
John P. Jordan	Vice President, Chief Financial Officer and Treasurer
Peter Hultberg	Vice President — Global Sales and Marketing
Steffen Weisser	Vice President — Global Operations
Mark T. Becker	Director(2)(3)(4)
Rolf Bergstrom	Director(3)(4)(5)
Samuel B. Fortenbaugh III	Director(1)
Judith A. Mulholland	Director(2)(4)
Ronald B. Salvagio	Director(3)(4)
Claes Warnander	Director(1)(2)(4)

(1)	Member of the Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Nominating Committee and an Independent Director.

(5)	Lead Director

John P. Jordan, age 64, has been Vice President, Chief Financial Officer and Treasurer of the Company since March 2007. From 1998 to March 2007, Mr. Jordan was Vice President and Treasurer of Paxar Corporation, a publicly-traded global manufacturer of apparel identification products.

Steffen Weisser, age 45, has been Vice President — Gobal Operations of the Company since July 1, 2009. Since September 2007, he has served as Managing Director of the Company’s German subsidiary, Baldwin Germany GmbH. Prior to joining Baldwin, Dr. Weisser was Managing Director of Georg Sahm GmbH, a machine manufacturer for the textiles and packaging industry in Eschwege, Germany, from 2003 to 2007.

Peter Hultberg, age 42, has been Vice President — Global Sales and Marketing of the Company since July 1, 2009. He has served since 2006 as Managing Director of the Company’s Swedish subsidiary, Baldwin Jimek, AB, where he has been part of the management team since 1988.

All of the Company’s officers are elected annually by the Board of Directors and hold their offices at the pleasure of the Board of Directors.

See “Election of Directors” for biographies of the Directors.

BOARD OF DIRECTORS

The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, but is not involved in day-to-day operations. Members of the Board are kept informed of the Company’s business by various reports and documents sent to them as well as by operating and financial reports presented by management at Board and Committee meetings. During the fiscal year ended June 30, 2009, the Board held five (5) regularly scheduled meetings, three (3) special meetings, and acted by unanimous written consent seven (7) times.

Director Compensation

The following table sets forth compensation paid to the Company’s non-employee Directors during the fiscal year ended June 30, 2009:

	Fees
	Earned or
	Paid in	Stock
	Cash	Awards	Option Awards	All Other
	($)	($)	($)	Compensation		Total
Name	(a)	(b)(c)	(c)	($)		($)

Mark T. Becker	46,600	13,354	287	—		60,241
Rolf Bergstrom	45,100	13,354	287	—		58,741
Samuel B. Fortenbaugh III	32,100	13,354	287	—		45,751
Akira Hara(d)	0	16,017	261	182,000	(e)	198,278
Judith A. Mulholland	38,100	13,354	287	—		51,741
Ronald B. Salvagio	46,600	12,044	—	—		58,644
Claes Warnander	36,600	8,030	—	—		44,630
Ralph R. Whitney, Jr.(d)	17,250	16,017	287	—		33,554

(a)	Directors who are not employees of the Company receive a $24,000 annual retainer and a fee of $1,500 for each meeting they attend of the Board of Directors or a Committee on which they serve. The Chair of the Audit Committee, the Chair of the Compensation Committee and the Lead Director of the Independent Directors each receives an additional $1,000 quarterly. All Directors are also reimbursed for ordinary, necessary and reasonable expenses incurred in attending Board and Committee meetings. During the fiscal year ended June 30, 2009, each of the Company’s non-employee Directors agreed to reduce their respective annual retainers by ten (10)% percent.

(b)	The 2005 Equity Compensation Plan (the “2005 Plan”) was adopted at the 2005 Annual Meeting of Stockholders and amended at the 2008 Annual Meeting of Stockholders. Non-employee Directors received annual grants of Restricted Stock Awards (“RSAs”) or, in the case of foreign directors, Restricted Stock Units (“RSUs”) under the 2005 Plan. Six (6) of the current Directors of the Company each received awards of RSAs or RSUs of 3,000 shares each on November 11, 2008. Restrictions on the RSAs and RSUs lapse one third each year on the anniversary dates of the awards.

(c)	Represents the amount recognized for financial reporting purposes with respect to Fiscal 2009 for RSAs and RSUs (Stock Awards) and stock options (Option Awards) granted during the fiscal year and prior fiscal years, determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R).

(d)	Messrs. Hara and Whitney retired as Directors effective November 11, 2008.

(e)	Mr. Hara did not receive any fees as a Director, but has and continues to receive consulting fees in the amount of $40,000 per year (since October 1, 2008, prior to that time, the fee was $60,000 per year) for his services as a Senior Advisor to the Company and Baldwin-Japan Ltd., a subsidiary of the Company; additionally, Mr. Hara receives approximately $136,000 per year in payments under a non-qualified supplemental executive retirement plan in connection with his prior employment with Baldwin Japan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter, as amended in June 2009, is posted on the Company’s web site under the Corporate Governance section. The committee is comprised of three non-employee directors, each of whom is “independent” as defined by the rules of the SEC and the NYSE Amex as in effect on the date of this proxy statement. In addition, the Board has determined that two members of the committee have accounting or related financial management expertise. The Chairman, Ronald B. Salvagio, and another member of the committee, Mark T. Becker, have both been designated as “Audit Committee Financial Experts.”

In performing its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2009, with management and Grant Thornton LLP (“GT”), the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process. GT is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.

The committee has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries, which are included as Item 8 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, with management of the Company and GT.

The committee also discussed GT’s judgment with GT as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with GT by the standards of Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committees” and SEC Rule 2-07 of Regulation S-X.

The committee has received the written disclosures and the letter from GT required by applicable requirements of the Public Company Accounting Oversight Board and has discussed GT’s independence from the Company with GT. The committee considered whether the provision of non-audit services by GT to the Company was compatible with maintaining the independence of GT and concluded that the independence of GT was not compromised by the provision of such services.

Based on the review and discussions with management of the Company and GT referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the fiscal year ended June 30, 2009 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and include such financial statements in its Annual Report to Stockholders.

The Audit Committee
Ronald B. Salvagio, Chairman
Mark T. Becker
Rolf Bergstrom

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide an overview and analysis of our executive officer compensation program and policies. Later in this proxy statement, there is a series of tables containing specific information about the compensation earned or paid in the fiscal year ended June 30, 2009 to the following individuals who are referred to as our named executive officers (“NEOs”): Gerald A. Nathe, our Chairman of the Board, Karl S. Puehringer, our President and Chief Executive Officer, John P. Jordan, our Vice President, Chief Financial Officer and Treasurer, and Shaun J. Kilfoyle, formerly one of our Vice Presidents.

Compensation Philosophy and Objectives

The Company recognizes that a critical balance needs to be maintained between compensation and the successful pursuit of the Company’s long-term performance and business strategies. The Company compensates its senior executives and certain other senior management employees, whose contributions are key to the Company’s success, in a manner that the Company believes will attract and retain high caliber leaders and motivate its executives and senior management to pursue the Company’s long-term performance and strategic objectives. To that end, the Company is committed to affording its executive officers and senior management employees with compensation competitive for their knowledge, skill, experience, and responsibilities as well as competitive with the market(s) in which the Company may be required to compete for executive and/or senior management talent.

The Company and the Compensation Committee of the Board of Directors (the “Committee”) has implemented a compensation philosophy that provides for a base compensation, broad-based benefit plans available to all employees, annual incentive bonuses and long-term equity compensation in order to motivate executives and senior management to achieve the Company’s strategic objectives, to align the interests of executives and senior managers with the interests of its stockholders, to provide competitive total compensation, to attract, retain and motivate key management employees and to reward individual, regional/business unit and corporate consolidated performance.

Role of the Compensation Committee

The Committee is comprised of three non-employee Directors of the Company, each of whom is considered “independent” under the rules of the NYSE Amex. The Committee operates pursuant to a written charter adopted by the Board, a copy of which is posted on the Company’s web site. The purpose of the Committee is to assist the Board of Directors of the Company in ensuring that proper systems of long-term and short-term compensation are in place to provide performance-oriented incentives and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company. The principal responsibilities of the Committee include: 1) to review and make recommendations to the Board as to the general compensation policies and practices of the Company for management employees of the Company, and to review and make recommendations to the Board as to the adoption or modification of compensation and benefit plans for executive officers; 2) to review the performance of the Chief Executive Officer of the Company and make a recommendation to the Lead Director and other Independent Directors with respect to the total compensation for the Chief Executive Officer; 3) to review and make a recommendation to the entire Board of Directors with respect to the total compensation of each of the NEOs and such other employees of the Company and its subsidiaries as the Committee deems appropriate; 4) to administer and approve awards to management-level employees under the Company’s 2005 Plan; 5) to interpret, administer and approve management’s recommendations as to equity awards for non-management employees under the Company’s 2005 Plan; 6) to review and make recommendations to the Board for awards under the Company’s 2005 Plan to executive officers of the Company; 7) to review and make recommendations to the Lead Director and to other Independent Directors of the Board for awards under the Company’s 2005 Plan to the Chief Executive Officer; 8) to review and make recommendations to the Board of Directors of the Company as to any contractual or other special employment arrangements for executive officers (and other management employees) of the Company or any of its subsidiaries; 9) to report annually to stockholders of the Company as to the Committee’s compensation policies for the executive officers of the Company, and the basis, including the factors and criteria, for the compensation paid to the Chief Executive Officer of the Company; and 10) to review and make recommendations to the Board with respect to the compensation of and benefits for directors who are not employees of the Company.

Specific Elements of NEO Compensation

General

For each of the NEOs of the Company (except the Chairman) named in the Summary Compensation Table below, compensation consists of a base salary, a potential for an incentive cash bonus, equity compensation awards, and other perquisites. Certain of these NEOs also have supplemental retirement benefits. The Committee annually reviews the total compensation package paid to each of the NEOs and certain other senior management employees. In fiscal 2009, the Committee and the Company’s human resources group used the consulting firm, Executive Resource Group, to provide information from their database of surveys and comparable compensation packages paid to executives at a broad range of publicly traded manufacturing companies with market values, revenue sizes, and global operating footprints similar to those of the Company. The Committee compared the compensation packages the Company provides to its NEOs with those benchmarks in determining the appropriateness of the compensation packages paid to the NEOs and makes adjustments where appropriate.

Base Salary

The base salary in place for executives as well as non-executive employees is intended to attract and retain top level talent as well as to compensate employees for their knowledge, skill, experience, and overall job responsibilities.

The salary of Gerald A. Nathe is fixed by an employment agreement that was negotiated between Mr. Nathe and the Compensation Committee and approved by the Board of Directors. Mr. Nathe’s base salary is subject to an annual increase based on performance, which is reviewed annually by the Board of Directors, and the attainment of objectives mutually agreed upon with the Board of Directors. Recommended annual increases to Mr. Nathe’s base salary are subject to review and approval of the Compensation Committee and the Board of Directors.

The base salary of Karl S. Puehringer is fixed by an employment agreement that was negotiated between Mr. Puehringer and the Compensation Committee and approved by the Independent Directors of the Board of Directors. Mr. Puehringer’s base salary is subject to an annual increase based on performance, which is reviewed annually by the Independent Directors of the Board of Directors, and the attainment of objectives mutually agreed-upon with the Independent Directors. Recommended annual increases to Mr. Puehringer’s base salary are subject to review and approval of the Compensation Committee, the Independent Directors of the Board and the Board of Directors.

The base salaries of the other NEOs are also fixed by employment agreements entered into between the NEOs and the Company and approved by the Compensation Committee and the Board of Directors. Under the employment agreements in place, each NEO’s base salary is subject to an annual increase based on performance, which is reviewed annually by Mr. Puehringer. Recommended annual increases to the base salaries of the NEOs are also subject to review and approval of the Compensation Committee and the Board of Directors. By Letter Agreements dated January 29, 2009, each of the NEOs agreed to reduce their respective annual base salaries by ten (10%) percent, effective February 1, 2009.

See a more detailed description of the terms of each employment agreement between the Company and an NEO in the Employment Agreements section below.

Bonus

Executive Officers (except the Chairman) and key management and non-management employees are eligible to receive cash bonuses provided through the Company’s annual Management Incentive Compensation Plan (MICP). Each year, the MICP is designed to reward, recognize and motivate the NEOs and certain other key management employees for their contributions on a total company as well as a regional/business unit basis. Each NEO and key manager participant can earn cash incentive compensation based on a target bonus percentage of his/her base salary upon the achievement of certain MICP performance targets whose purpose is to focus the Company’s attention on earnings (through Profit Before Tax) and on cash (through Operating Cash Flow). The individual target award opportunities for MICP participants range from 7.5% to 50% of base salary with Mr. Puehringer and Mr. Jordan each participating at the 50% bonus level and Mr. Kilfoyle participating at the 40% bonus level.

Equity Compensation Awards

The Company’s NEOs as well as certain other management and non-management employees, who in the judgment of the Chief Executive Officer, are in a position to contribute significantly to the Company in order to create stockholder value, receive either/or a combination of stock options, restricted stock grants, restricted stock units, and performance shares generally once per year. Recommendations for issuing options, restricted stock, restricted stock units and performance shares are reviewed and approved by the Committee and the Board of Directors, and, in the instance of the Chief Executive Officer, by the Independent Directors.

Supplemental Retirement Benefits

Messrs. Nathe, Puehringer, Jordan and Kilfoyle are entitled to supplemental retirement benefits (SERPs) in accordance with their respective employment agreements. A SERP is a non-qualified defined retirement plan that provides supplemental retirement income to the named NEO. It provides retirement benefits in excess of the Company’s 401(k) profit sharing and savings plan because of contribution limitations imposed by the IRS upon the Company’s 401(k) plan. The IRS limit on earnings ($245,000 for 2009) does not apply for SERP purposes.

Mr. Nathe’s employment agreement provides for compensation to be paid to him, his designated beneficiary or beneficiaries, or his estate for a period of 15 years or his life, whichever is longer, following termination of his employment and subject to a vesting schedule set forth in his employment agreement. During fiscal year 2009,

$100,266 was accrued by the Company on behalf of Mr. Nathe in connection with his benefit. The amount of the annual deferred compensation benefit which will be paid to Mr. Nathe upon retirement is estimated to be $160,000.

Mr. Puehringer’s employment agreement provides for compensation to be paid to him, his designated beneficiary or beneficiaries, or his estate for a period of fifteen (15) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual deferred compensation benefit to be paid to Mr. Puehringer is based on a final pay formula which includes years of service and final average base salary. The amount accrued by the Company on behalf of Mr. Puehringer in connection with his benefit during fiscal year 2009 was $41,891. The estimated annual supplemental retirement benefit payable by the Company to Mr. Puehringer upon retirement is $115,000. Currently 100% vested, the estimated annual benefit payable to Mr. Puehringer will be 30% of his average base salary for his last three (3) years of employment under his employment agreement.

Mr. Jordan’s employment agreement provides for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Jordan is based on a final pay formula which includes years of service and final average base salary. The amount accrued by the Company on behalf of Mr. Jordan in connection with his benefit during fiscal year 2009 was $80,132. When fully vested (on March 8, 2012), the estimated annual supplemental retirement benefit payable by the Company to Mr. Jordan upon retirement will be $54,654. The estimated annual benefit payable to Mr. Jordan upon 100% vesting will be 20% of his average base salary for his last three (3) years of employment under his employment agreement and assuming a 4% general salary increase over each of the next three (3) years.

Mr. Kilfoyle’s employment agreement provided for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment, which occurred on September 28, 2009, and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Kilfoyle is based on a final pay formula which includes years of service and final average base salary. The amount accrued by the Company on behalf of Mr. Kilfoyle in connection with his benefit during fiscal year 2009 was $33,743. On September 28, 2009, Mr. Kilfoyle’s employment with the Company terminated and as a result, the annual supplemental retirement benefit payable by the Company to Mr. Kilfoyle will be $61,294. The benefit payable to Mr. Kilfoyle which is 100% vested, is based on 30% of his average base salary for the last three (3) years of his employment prior to termination of his employment.

Perquisites

Generally, corporate officers are provided the same fringe benefits as all other Company employees in the U.S., such as health, dental, vision and prescription drug insurance; group life insurance; group short and long-term disability insurance; and participation in a 401(k) plan with a company match. In addition, NEOs are also provided certain perquisites such as a monthly car allowance, supplemental life and long-term disability insurance, club/membership fees, legal fees, and accounting/financial advice fees. The compensation received by each NEO on account of these personal benefits is shown in the column captioned “All Other Compensation” of the Summary Compensation Table below. As discussed above, Messrs. Nathe, Puehringer, Jordan, and Kilfoyle also receive supplemental retirement benefits as provided for in their respective employment agreements.

Severance and Change-in-Control Agreements

Messrs. Nathe, Puehringer, Jordan and Kilfoyle are afforded certain severance and change-in-control benefits as provided for in each of their respective employment agreements with the Company. The specific details of such severance and change-in-control benefits are discussed below under the Potential Payments upon Termination or Change of Control.

Process for Setting and Reviewing Compensation

The Committee reviews and determines the compensation for its executive officers and certain senior managers by identifying the market value of each position and determining the appropriate mix of compensation elements in order to maintain alignment with the Company’s goals and objectives. The Committee considers and compiles compensation data from proprietary and public surveys that track companies in the manufacturing sector that are comparable in size and similar in annual revenues. Where and when appropriate, the Company and/or the Committee have the authority to retain the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs. In addition to the survey data used to identify specific market levels for direct compensation, in May 2008 the Company and the Committee also conducted a baseline study among peer companies concerning short and long-term compensation practices and trends. This effort informed the Company about practices of similarly-situated companies when reviewing and establishing compensation programs to meet the Company’s compensation and strategic objectives. For this purpose, the Company and Committee considered a broad range of publicly traded manufacturing companies with industry classifications, market values, revenue size and global operating footprints similar to those of the Company.

The Company peer group used in May 2008 was comprised of the following companies:

Compensation Design Peers

K-Tron International Inc.

Ampco-Pittsburgh Corp.

Hurco Companies Inc.

Key Technology Inc.

Printronix Inc.

Presstek Inc..

Radisys Corp.

3D Systems Inc.

Flow Intl. Corp.

GSI Group Inc.

Hardinge Inc.

Intevac Inc.

NN Inc.

Resources for Advice on Executive Compensation

The Company’s management and human resources department supports the Committee in its work of reviewing and determining executive officer compensation. In its support role, management and the human resources department recommend, but do not determine, the amount or form of executive and director compensation. Where and when appropriate, the Company and/or the Committee retain the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs. During Fiscal 2009, the Company and the Committee used the services of human resource consulting firm Executive Resource Group for the assessment of pay competitiveness as well as evaluation of normative market practices for delivering executive and senior management compensation.

Accounting and Tax Considerations

Deductibility of Compensation under Federal Income Taxes

Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts with respect to the fiscal year ending June 30, 2009 (“Fiscal 2009”) that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and accordingly has not recommended that any special actions be taken, or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that stock options granted under the 1996 Plan, and stock options or other awards made under the 2005 Plan, have an exercise price which is the fair market value of the stock on the date of grant and that such options qualify as “performance-based compensation” under Section 162(m) of the Code).

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

The Compensation Committee
Mark T. Becker, Chairman
Judith A. Mulholland
Claes Warnander

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

None.

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate amounts of compensation earned in the fiscal year ended June 30, 2009 for services rendered in all capacities by the Named Executive Officers.

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred
				Awards	Awards	Compensation	Compensation
Name and		Salary	Bonus	($)	($)	($)	Earnings	All Other
Principal Position	Year	($)	($)	(1)	(1)	(2)	($)(3)	Compensation ($)		Total ($)

Gerald A. Nathe	2009	$335,865	—	$130,561	$4,010	—	$100,266	$30,490	(4)	$601,192
Chairman	2008	$350,000	—	$125,017	$30,961	—	$101,702	$48,258		$655,038
	2007	$450,000	—	$70,317	$34,071	$104,063	$276,370	$46,562		$981,383
Karl S. Puehringer	2009	$403,039	—	$336,914	$2,764	—	$41,891	$22,618	(5)	$807,226
President & CEO	2008	$400,000	—	$277,567	$20,426	$182,400	$38,951	$88,975		$1,008,319
	2007	$310,524	—	$115,883	$22,007	$75,194	$172,769	$145,422		$841,799
John P. Jordan	2009	$244,702	—	$79,445	—	—	$80,132	$20,318	(6)	$424,597
Vice President, CFO	2008	$251,539	$50,000	$60,222	—	$114,000	$72,956	$25,600		$574,317
and Treasurer	2007	$78,846	—	$6,111	—	$19,269	$25,596	$17,148		$146,970
Shaun J. Kilfoyle(7)	2009	$201,790	—	$33,484	$2,764	—	$33,743	$9,852	(8)	$281,633
Vice President	2008	$202,845	—	$33,917	$20,426	$75,307	$91,668	$39,714		$463,877
	2007	$196,661	—	$20,933	$21,970	$47,857	$108,729	$13,531		$409,681

Notes:

(1)	Represents the amount recognized for financial reporting purposes with respect to fiscal 2009 for RSAs and RSUs (Stock Awards) and Stock Options (Option Awards) granted during the fiscal year and prior fiscal years, as determined in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R).

(2)	Includes cash bonus earned, but not paid until the subsequent year, under the Company’s Fiscal 2009, 2008 and 2007 MICP.

(3)	Represents total change in the present value of the accumulated benefits under the Company’s SERP arrangements (see SERP table below) for the NEOs from July 1, 2008 (the beginning of Fiscal 2009) to June 30, 2009 (the end of Fiscal 2009).

(4)	For Fiscal 2009, the figure includes a $3,908 long-term disability insurance premium, $3,937 for legal and accounting/financial advice, a $13,645 life insurance premium, a $5,212 auto allowance, and a Company contribution of $3,788 to the named individual’s 401(k) profit sharing and savings plan account.

(5)	For Fiscal 2009, the figure includes a $3,917 long-term disability insurance premium, a $5,730 life insurance premium, a $3,663 auto allowance, a $4,115 club membership fee, a Company contribution of $3,106 to the named individual’s 401(k) profit sharing and savings plan account and $2,047 for legal and accounting/financial advice.

(6)	For Fiscal 2009, the figure includes a $5,074 long-term disability insurance premium, a $1,620 life insurance premium, an $8,400 auto allowance, and a Company contribution of $5,224 to the named individual’s 401(k) profit sharing and savings plan account.

(7)	Mr. Kilfoyle’s employment with the Company terminated as of September 28, 2009.

(8)	For Fiscal 2009, the figure includes a $2,140 life insurance premium, a $3,163 auto allowance, and a Company contribution of $4,549 to the named individual’s 401(k) profit sharing and savings plan account.

Employment Agreements

Gerald A. Nathe

Effective June 30, 2007, the Company entered into a new employment agreement with Gerald A. Nathe, its Chairman, replacing an earlier agreement dated March 19, 2001 and all amendments thereto. The new agreement provides that (a) Mr. Nathe will be paid (i) an annual salary of $350,000, (this was amended by Letter Agreement dated January 29, 2009, wherein Mr. Nathe agreed to a ten (10%) percent reduction in his annual base salary, effective February 1, 2009), (ii) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was initiated by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability, (iii) annual deferred compensation in the amount of $160,000 following the termination of Mr. Nathe’s employment, and (b) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to 160,000 shares of the Company’s Class A Common Stock, in four equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company’s Class A Common Stock has attained $7.87 per share and, in the case of each subsequent installment, such market value has increased by $2.00 per share over the market value at which the previous installment was earned. For purposes of clause (a)(iii) above, in the event of the occurrence of certain events (unless Mr. Nathe votes in favor of them as a Director of the Company) such as any merger or consolidation or sale of substantially all of the assets of the Company or a change in control or liquidation of the Company, or in the event the Company fails to observe or comply in any material respect with any of the provisions of his employment agreement, Mr. Nathe may, within six months of the happening of any such event, provide notice of termination of his employment to the Company, and the Company shall be obligated to pay Mr. Nathe severance in an amount equal to 2.9 times his then annual base salary. Mr. Nathe has agreed that, for a period of three (3) years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company.

Karl S. Puehringer

Effective June 30, 2007, the Company entered into a new employment agreement with Karl S. Puehringer, its President and Chief Executive Officer, replacing an earlier agreement dated July 1, 2005 and all amendments thereto. The new agreement provides for the Company to pay to Mr. Puehringer (a) a minimum base salary of $400,000, (this was amended by Letter Agreement dated January 29, 2009, wherein Mr. Puehringer agreed to a ten (10%) percent reduction in his then annual base salary, effective February 1, 2009), (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for fifteen (15) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was initiated by the Company or by Mr. Puehringer, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability. For purposes of clause (d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company resulting in a change in control, (ii) the liquidation of the Company, or (iii) a material diminution in Mr. Puehringer’s duties, then in each such case, Mr. Puehringer may, within six months of any such event, terminate his employment and be entitled to receive a severance payment in an amount equal to 2.9 times his then annual base salary. The agreement expires on June 30, 2012 and, unless terminated with two year’s prior written notice, will automatically extend for additional five (5) year terms. Mr. Puehringer has agreed that, for a period of three (3) years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company.

John P. Jordan

On December 19, 2008, the Company entered into a new employment agreement with John P. Jordan, its Vice President, Chief Financial Officer and Treasurer replacing an earlier agreement dated February 22, 2007. The agreement provides for the Company to pay to Mr. Jordan (a) a minimum base salary of $250,000, (this was amended by Letter Agreement dated January 29, 2009, wherein Mr. Jordan agreed to a ten (10%) percent reduction in his then annual base salary, effective February 1, 2009), (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for ten (10) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was by the Company or by Mr. Jordan, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability. For purposes of clause (d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company resulting in a change in control, (ii) the liquidation of the Company, or (iii) a material diminution in Mr. Jordan’s duties, then in each such case, Mr. Jordan may, within six months of any such event, terminate his employment and be entitled to receive a severance payment in an amount equal to his then annual base salary. Mr. Jordan’s agreement is for an initial term that expires on March 8, 2010 and, unless terminated with six months prior written notice, will automatically extend for additional three (3) year terms. Mr. Jordan has agreed that, for a period of three (3) years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company.

Shaun J. Kilfoyle

On December 19, 2008, the Company entered into a new employment agreement with Shaun J. Kilfoyle, its then Vice President of American Operations, replacing an earlier agreement dated September 1, 2004. The agreement provided for the Company to pay Mr. Kilfoyle (a) a minimum base salary of $186,300, (this was amended by Letter Agreement dated January 29, 2009, wherein Mr. Kilfoyle agreed to a ten (10%) percent reduction in his then annual base salary, effective February 1, 2009), (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for ten (10) years following termination of employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment. His employment was for a term of three (3) years; however, Mr. Kilfoyle’s employment with the Company was terminated on September 28, 2009. Mr. Kilfoyle agreed that, for a period of three (3) years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company.

GRANTS OF PLAN-BASED AWARDS
FOR THE FISCAL YEAR ENDED JUNE 30, 2009

The following grants were made during the fiscal year ended June 30, 2009 to the Named Executive Officers pursuant to the Company’s 2005 Equity Compensation Plan and the 2009 Management Incentive Compensation Plan (MICP).

						All Other
			Estimated Future Payouts Under			Stock Awards:
			Non-Equity Incentive Plan Awards			Number of	Grant Date Fair
			Threshold	Target	Maximum	Shares of	Value of Stock and
Name	Grant Date		($)	($)	($)	Stock or Units	Option Awards ($)(4)

Gerald A. Nathe	11/11/08	(2)	—	—	—	20,000	40,200
Karl S. Puehringer	9/16/08	(1)	0	210,000	315,000	—	—
	11/11/08	(2)	—	—	—	30,000	60,300
	11/11/08	(3)	—	—	—	15,000	30,150
John P. Jordan	9/16/08	(1)	0	127,500	191,250	—	—
	11/11/08	(2)	—	—	—	16,667	33,501
	11/11/08	(3)	—	—	—	8,333	16,749
Shaun J. Kilfoyle	9/16/08	(1)	0	81,830	122,745	—	—
	11/11/08	(2)	—	—	—	8,000	16,080
	11/11/08	(3)	—	—	—	4,000	8,040

(1)	Award letters were distributed on this date under the Company’s Fiscal 2009 MICP. No payments were earned by or made to the NEOs under the Fiscal 2009 MICP for the Company’s fiscal year ended June 30, 2009.

(2)	Represents Restricted Stock Awards (RSAs) under the Company’s 2005 Plan, which have restrictions that lapse in three (3) equal annual installments on the first, second and third anniversaries of the Grant Date.

(3)	Represents Performance Share Awards (PSAs) under the Company’s 2005 Plan, which have performance targets related to organic revenue and organic operating income to be met over a three-year performance period ending June 30, 2011.

(4)	Represents the value of RSAs and PSAs as determined under SFAS No. 123(R).

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2009

The following table lists the outstanding stock options, restricted stock awards, restricted stock unit awards and performance share awards held at June 30, 2009 by each of the Named Executive Officers.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan Awards:
								Incentive	Market or
								Plan Awards:	Payout
								Number of	Value of
		Number of	Number of				Market	Unearned	Unearned
		Shares of	Shares of			Number of	Value of	Shares,	Shares,
		Common Stock	Common Stock			Shares or	Shares or	Units or	Units or
		Underlying	Underlying			Units of	Units of	Other	Other
		Unexercised	Unexercised	Option		Stock that	Stock that	Rights that	Rights that
		Options	Options	Exercise	Option	have not	have not	have not	have not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)(a)	($)(1)	(#)	($)(1)

Gerald A. Nathe	8/07/2001	40,000	—	$1.05	8/07/2011	—	—	—	—
	11/11/2003	50,000	—	$1.93	11/11/2013	—	—	—	—
	8/17/2004	50,000	—	$3.41	8/17/2014	—	—	—	—
	11/14/2006	—	—	—	—	11,667	$11,667	—	—
	11/13/2007	—	—	—	—	20,000	$20,000	—	—
	11/11/2008	—	—	—	—	20,000	$20,000	—	—
Karl S. Puehringer	11/13/2001	25,000	—	$1.15	11/13/2011	—	—	—	—
	8/13/2002	30,000	—	$0.82	8/13/2012	—	—	—	—
	11/11/2003	25,000	—	$1.93	11/11/2013	—	—	—	—
	8/17/2004	35,000	—	$3.41	8/17/2014	—	—	—	—
	11/14/2006	—	—	—	—	10,000	$10,000	—	—
	6/12/2007	—	—	—	—	10,000	$10,000	—	—
	11/13/2007	—	—	—	—	43,333	$43,333	—	—
	3/7/2008	—	—	—	—	33,333	$33,333	—	—
	11/11/2008	—	—	—	—	30,000	$30,000	—	—
	11/11/2008	—	—	—	—	—	—	15,000	$15,000
John P. Jordan	5/2/2007	—	—	—	—	6,667	$6,667	—	—
	11/13/2007	—	—	—	—	13,333	$13,333	—	—
	11/11/2008	—	—			16,667	$16,667	—	—
	11/11/2008	—	—			—	—	8,333	$8,333
Shaun J. Kilfoyle	8/13/2002	9,333	—	$0.82	8/13/2012	—	—	—	—
	11/11/2003	16,667	—	$1.93	11/11/2013	—	—	—	—
	8/17/2004	35,000	—	$3.41	8/17/2014	—	—	—	—
	11/14/2006	—	—	—	—	2,500 (2)	$2,500	—	—
	11/13/2007	—	—	—	—	5,000 (2)	$5,000	—	—
	11/11/2008	—	—	—	—	8,000 (2)	$8,000	—	—
	11/11/2008	—	—	—	—	—	—	4,000 (2)	$4,000

(1)	Represents the number of shares of unvested stock options or RSAs or PSAs which remain under restriction multiplied by $1.00, the fair market value (closing price) of the Company’s Class A Common Stock on June 30, 2009, the last trading day of Fiscal 2009.

(2)	Mr. Kilfoyle’s employment with the Company terminated on September 28, 2009; therefore, he forfeited on that date all unvested RSAs and PSAs that had been awarded to him.

VESTING SCHEDULE FOR UNVESTED RSAs AND PSAs

The amounts shown in column (a) of the Outstanding Equity Awards at June 30, 2009 Table above are RSAs or PSAs that have not yet vested. The table below shows the vesting schedules for these outstanding awards. All awards below vest on the anniversary of the date of grant in the calendar year indicated except PSAs which are tied to achieving certain targets by the fiscal year end (June 30) in the calendar year indicated.

Name	Grant Date		2009		2010		2011

Gerald A. Nathe	11/14/2006		11,667		—		—
	11/13/2007		10,000		10,000		—
	11/11/2008		6,666		6,667		6,667
Karl S. Puehringer	11/14/2006		10,000		—		—
	6/12/2007		—		10,000		—
	11/13/2007		21,666		21,667		—
	3/7/2008		16,666		16,667		—
	11/11/2008		10,000		10,000		10,000
	11/11/2008	(2)	—		—		15,000
John P. Jordan	5/2/2007		—		6,667		—
	11/13/2007		6,666		6,667		—
	11/11/2008		5,555		5,556		5,556
	11/11/2008	(2)	—		—		8,333
Shaun J. Kilfoyle	11/14/2006		2,500	(1)	—		—
	11/13/2007		2,500	(1)	2,500	(1)	—
	11/11/2008		2,666	(1)	2,667	(1)	2,667	(1)
	11/11/2008	(2)	—		—		4,000	(1)

(1)	Mr. Kilfoyle’s employment with the Company terminated on September 28, 2009; therefore he forfeited on that date all unvested RSAs and PSAs that had been awarded to him.
(2)	PSAs.

OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL
YEAR ENDED JUNE 30, 2009

The following table lists the exercise of stock options and the lapse of restrictions with respect to restricted stock awards (RSAs) for each Named Executive Officer during the fiscal year ended June 30, 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares of		Shares of
	Common Stock		Common Stock	Value Realized
	Acquired	Value Realized	Acquired	on Vesting
	on Exercise	on Exercise	on Vesting	($)
Name	(#)	($)	(#)	(1)

Gerald A. Nathe	—	—	8,333	16,583
	—	—	11,666	22,165
	—	—	10,000	19,000
Karl S. Puehringer	—	—	6,667	13,267
	—	—	10,000	19,000
	—	—	21,666	41,165
	—	—	16,666	12,333
John P. Jordan	—	—	6,667	12,667
	—	—	6,667	8,067
Shaun J. Kilfoyle	—	—	3,334	6,635
	—	—	2,500	4,750
	—	—	2,500	4,750

(1)	Value Realized on Vesting represents the fair market value (closing price) of the Company’s Class A Common Stock on the date the restrictions on the RSAs lapsed.

PENSION BENEFITS (SUPPLEMENTAL RETIREMENT BENEFITS — SERPs)

The table below shows the present value of accumulated benefits as of the fiscal year ended June 30, 2009 payable to each of the NEOs and the number of years of service credited to each of the NEOs under the SERP agreements with each of the NEOs. The calculation and valuation of the accumulated benefits for fiscal year ended June 30, 2009 were made by Watson Wyatt Worldwide, the Company’s actuarial consultants, in accordance with requirements of applicable accounting standards, including SFAS 87, 88, 130, 132 and 158, and in conformance with generally accepted actuarial principles and practices. The material assumptions used in those calculations were set forth in Note 13 — Supplemental Compensation — of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, and are incorporated by reference herein.

			Present
		Number of Years	Value of Accumulated	Payments During
	Plan	Credited Service	Benefit	Last Fiscal Year
Name	Name	(#)	($)	($)

Gerald A. Nathe	SERP	19	$2,003,280	—
Karl S. Puehringer	SERP	8	$803,553	—
John P. Jordan	SERP	2	$173,271	—
Shaun J. Kilfoyle	SERP	8	$403,010	—

Other than the SERP benefits described in the table above, the Company does not provide its NEOs with any nonqualified deferred compensation benefits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The employment agreements that the Company has entered into with each of the NEOs requires the Company to provide for certain payments to the NEO in the event of termination of his employment or a change in control of the Company. The following table shows estimated payments to each of the Company’s NEOs under his existing contract under various scenarios involving a termination of employment or a change in control of the Company, assuming that such individual’s employment was terminated or a change in control of the Company had occurred on June 30, 2009.

Payment	Gerald A. Nathe		Karl S. Puehringer		John P. Jordan		Shaun J. Kilfoyle(7)

Upon termination by the Company Without Cause
Cash Severance	$1,015,000		$1,218,000		$255,000		—
Accrued but unpaid MICP(1)	—		$210,000		$127,500		—
Vested SERP Compensation(2)	$2,003,280		$803,553		$173,271		—
Cost of outplacement	—		$30,000		$15,000		—
Insurance reimbursement	$217,417		$29,868		$14,494		—
Accrued vacation	$46,442		$113,077		$6,375		—

Upon termination by Mutual Consent
Cash Severance	$350,000		—		—		—
Accrued but unpaid MICP	—		$210,000		$127,500		—
Vested SERP Compensation	$2,003,280		$803,553		$173,271		—
Insurance reimbursement	$217,417		—		—		—
Accrued vacation	$46,442		$113,077		$6,375		—

Upon termination by the Company With Cause
Vested SERP Compensation	$2,003,280		$803,553		$173,271		$403,010
Insurance reimbursement	$217,417		—		—		—
Accrued vacation	$46,442		$113,077		$6,375		$12,156

Upon termination by the Executive
Upon the occurrence of Certain Events(3)
Cash Severance	$1,015,000		$1,218,000		$255,000		—
Accrued but unpaid MICP	—		$210,000		$127,500		—
Vested SERP Compensation	$2,003,280		$803,553		$173,271		—
Cost of outplacement	—		$30,000		$15,000		—
Insurance reimbursement	$217,417		$29,868		$14,494		—
Accrued vacation	$46,442		$113,077		$6,375		—

Upon termination as a result of Disability
Disability Payment	$169,892	(4)	$2,623,037	(5)	$163,555	(5)	—
Accrued but unpaid MICP	—		$210,000		$127,500		—
Vested SERP Compensation	$2,003,280		$803,553		$173,271		—
Insurance reimbursement	$217,417		—		—		—
Accrued vacation	$46,442		$113,077		$6,375		—

Upon termination as a result of Death
Accrued but unpaid MICP	—		$210,000		$127,500		—
Vested SERP Compensation	$2,003,280		$803,553		$173,271		—
Insurance reimbursement	$217,417		—		—		—
Accrued vacation	$46,442		$113,077		$6,375		—

Payment	Gerald A. Nathe	Karl S. Puehringer	John P. Jordan		Shaun J. Kilfoyle(7)

Upon termination for Retirement
Accrued but unpaid MICP	—	$210,000	$127,500		—
Vested SERP Compensation	$2,003,280	$803,533	$173,271		—
Insurance reimbursement	$217,417	—	—		—
Accrued vacation	$46,442	$113,077	$6,375		—

Upon expiration of Agreement
Cash Severance	—	$840,000	—		—
Accrued but unpaid MICP	—	$210,000	$85,000	(6)	—
Vested SERP Compensation	$2,003,280	$803,533	$173,271		—
Insurance reimbursement	$217,417	$29,868	—		—
Accrued vacation	$46,442	$113076	$6,375		—

(1)	Reflects the value of the payment under the Company’s MICP assuming the payout was at 100% of the target.

(2)	Reflects the present value of the SERP benefits that would be provided upon termination. This is not a lump sum payment.

(3)	Upon the occurrence of certain events in each individual NEO’s employment agreement (e.g. the removal of an NEO from his position, a material diminution of duties or the assignment of duties that are materially inconsistent with the NEO’s position, merger or sale by the Company with or into another entity, sale by the Company of substantially all of its assets, change of a majority of directors of the Company, acquisition by a person or group of 25% of the voting stock of the Company, or adoption by the Company of any plan of liquidation), the NEO may terminate his employment and receive the same payments from the Company that the Company would have been obligated to pay in the case of Termination by the Company Without Cause.

(4)	Reflects the present value of disability payments in an amount equal to 50% of the NEO’s monthly base salary payable through June 30, 2010. This is not a lump sum payment.

(5)	Reflects the present value of disability payments in an amount equal to 50% of the NEO’s monthly base salary payable until the NEO attains the age of 65. This is not a lump sum payment.

(6)	Reflects the value of the MICP payment assuming the payout was at 100% of the target and pro-rated for the duration the agreement was in effect during the fiscal year of expiration.

(7)	Since Mr. Kilfoyle’s employment with the Company was terminated on September 28, 2009 for cause, no amounts that would have been payable to him if his employment had been terminated for any other reason are included in the table.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Samuel B. Fortenbaugh III, a Director of the Company since 1987, has rendered legal services to the Company since September 2002. During the fiscal year ended June 30, 2009, the Company paid $95,000 to Mr. Fortenbaugh for legal services rendered. Prior to September 2002, Mr. Fortenbaugh was a partner of the law firm of Morgan Lewis & Bockius LLP, which firm has rendered legal services to the Company since 1980.

Akira Hara, a Director of the Company from 1989 through 2008, has served as a strategic advisor to the Company since January 1, 2004. He is also a non-executive Chairman of Baldwin Japan Limited, a wholly-owned subsidiary of the Company. Mr. Hara, as a strategic advisor, receives compensation of approximately $40,000 per year. In addition, Mr. Hara also receives benefits under a non-qualified supplemental executive retirement plan, which expires in 2015 or upon his death, whichever occurs later. The estimated annual benefit paid to Mr. Hara under this supplemental plan is approximately $136,000.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP (“GT”) audited the accounts of the Company for the fiscal years ended June 30, 2007, June 30, 2008 and June 30, 2009.

During the Company’s three most recent fiscal years, neither the Company nor anyone acting on behalf of the Company consulted GT regarding (i) either (a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

The table below provides a summary of the aggregate fees billed for professional services rendered to the Company by GT during the fiscal years ended June 30, 2008 and 2009.

	2009	2008

Audit Fees	$1,323,414	$996,416
Audit-Related Fees	$80,891	—
Tax Fees	$44,784	$110,871
All Other Fees	—	—

TOTAL	$1,449,088	$1,107,287

In accordance with its charter, the Audit Committee pre-approved all non-audit fees for fiscal year 2009 listed above. In addition, the Audit Committee considered the fees for non-audit services in relation to their assessment of the independence of GT.

A representative of GT is expected to be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and to respond to appropriate questions of stockholders.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for inclusion in the Company’s 2010 proxy statement provided they are received by the Company no later than June 15, 2010 and are otherwise in compliance with applicable SEC regulations. A stockholder who wishes to present a proposal at the 2010 Annual Meeting of Stockholders when such proposal is not intended to be included in the Company’s 2009 proxy statement must give advance notice to the Company on or before August 30, 2010, which, pursuant to SEC rules, is 45 days prior to the first anniversary of the mailing date of this proxy statement for the 2009 Annual Meeting of Stockholders.

GENERAL

So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournment thereof in accordance with the discretion of the persons named therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Company, the SEC, and the NYSE Amex initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2009, to the best of the Company’s knowledge, all required reports were filed on a timely basis, except that Mr. Jordan, Vice President, Chief Financial Officer and Treasurer of the Company, filed a late Form 4 report in May 2009 in connection with the disposition of Company stock in payment of taxes due when certain restrictions lapsed under Restricted Stock previously awarded to Mr. Jordan. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, including financial statements, may be obtained without charge by writing to the Company Secretary at the above address. The Annual Report is also available on the Company’s website at www.baldwintech.com under “Investor Relations”.

OTHER INFORMATION

The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

Helen P. Oster
Secretary

REVOCABLE PROXY
BALDWIN TECHNOLOGY COMPANY, INC.

[ X ]	PLEASE MARK VOTES
AS IN THIS EXAMPLE
Annual Meeting of Stockholders
to be held November 10, 2009
CLASS A COMMON STOCK
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints KARL S. PUEHRINGER, JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on November 10, 2009 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
1. To elect two Class I Directors to serve for a three-year term or until their successors are elected and qualified:

For [  ] Withhold [  ] For All Except [  ]
Samuel B. Fortenbaugh III and Rolf Bergstrom
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.
BALDWIN TECHNOLOGY COMPANY, INC.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

ANNUAL MEETING MATERIALS ARE
AVAILABLE ON LINE AT
http://www.annualmeeting.baldwintech.com
4702

REVOCABLE PROXY
BALDWIN TECHNOLOGY COMPANY, INC.

[ X ]	PLEASE MARK VOTES
AS IN THIS EXAMPLE
Annual Meeting of Stockholders
to be held November 10, 2009
401(k) PLAN
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints KARL S. PUEHRINGER, JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on November 10, 2009 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
1. To elect two Class I Directors to serve for a three-year term or until their successors are elected and qualified:

For [  ] Withhold [  ] For All Except [  ]
Samuel B. Fortenbaugh III and Rolf Bergstrom
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.
BALDWIN TECHNOLOGY COMPANY, INC.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

ANNUAL MEETING MATERIALS ARE
AVAILABLE ON LINE AT
http://www.annualmeeting.baldwintech.com
7250

REVOCABLE PROXY
BALDWIN TECHNOLOGY COMPANY, INC.

[ X ]	PLEASE MARK VOTES
AS IN THIS EXAMPLE
Annual Meeting of Stockholders
to be held November 10, 2009
CLASS B COMMON STOCK
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints KARL S. PUEHRINGER, JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on November 10, 2009 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
1. To elect two Class I Directors to serve for a three-year term or until their successors are elected and qualified:

For [  ] Withhold [  ] For All Except [  ]
Samuel B. Fortenbaugh III and Rolf Bergstrom
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.
BALDWIN TECHNOLOGY COMPANY, INC.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

ANNUAL MEETING MATERIALS ARE
AVAILABLE ON LINE AT
http://www.annualmeeting.baldwintech.com
4703